EXHIBIT A

SCHEDULE OF TRANSACTIONS

GGV Capital V L.P.
Sale Date	ADSs Sold (1)	Weighted Average Price Per ADS	Low Price Per ADS	High Price Per ADS
11/9/2020	15,466	$30.3664	$30.00	$31.49
11/12/2020	96,460	$31.7615	$30.05	$32.84
11/13/2020	96,460	$33.4552	$32.00	$37.14
11/16/2020	96,460	$33.3899	$32.46	$34.91
11/17/2020	96,460	$33.8608	$32.80	$34.79
11/18/2020	96,460	$32.2372	$31.67	$34.63
11/19/2020	26,919	$34.2513	$32.00	$35.88

Total	524,685

GGV Capital V Entrepreneurs Fund L.P.
Sale Date	ADSs Sold (1)	Weighted Average Price Per ADS	Low Price Per ADS	High Price Per ADS
11/9/2020	568	$30.3554	$30.00	$32.49
11/12/2020	3,540	$31.7598	$30.05	$33.10
11/13/2020	3,540	$33.4534	$32.00	$37.14
11/16/2020	3,540	$33.3881	$32.46	$34.91
11/17/2020	3,540	$33.8590	$32.80	$34.79
11/18/2020	3,126	$32.2352	$31.67	$34.63

Total	17,854

(1)	Each ADS represents 2 Class A ordinary shares.

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: November 25, 2020

GGV CAPITAL V L.P.
GGV CAPITAL V ENTREPRENEURS FUND L.P.
BY: GGV CAPITAL V L.L.C.
ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL V L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL SELECT L.P.
BY: GGV CAPITAL SELECT L.L.C.
ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

GGV CAPITAL SELECT L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-Fact

/s/ Jixun Foo
Jixun Foo

/s/ Glenn Solomon
Glenn Solomon

/s/ Jeffrey Gordon Richards
Jeffrey Gordon Richards

/s/ Hans Tung
Hans Tung

/s/ Jenny Hong Wei Lee
Jenny Hong Wei Lee

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (See 18 U.S.C. 1001)

SCHEDULE I

Jixun Foo

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: Singapore

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Glenn Solomon

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: United States of America

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Jeffrey Gordon Richards

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: United States of America

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Hans Tung

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: United States of America

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.

Jenny Hong Wei Lee

c/o GGV Capital

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park, California 94025

United States of America

Citizenship: Singapore

Principal Occupation:	Managing Director of GGV Capital V L.L.C., which serves as the general partner of GGV Capital V L.P. and GGV Capital V Entrepreneurs Fund L.P. Managing Director of GGV Capital Select L.L.C., which serves as the general partner of GGV Capital Select L.P.